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                                                                    Exhibit 23.2

The Board of Directors of SMTC Corporation


The audits referred to in our report dated February 9, 2001, included the related financial statement schedule of SMTC Corporation (formerly HTM Holdings, Inc.) for the years ended December 31, 1999 and 2000, incorporated by reference in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein for the years ended December 31, 1999 and 2000.

We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

Yours very truly,


/s/ KPMG LLP

Chartered Accountants

Toronto, Ontario
August 22, 2001